As filed with the U.S. Securities and Exchange Commission on September 28, 2018.

Registration No. 333- 227433

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eventbrite, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1888467
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

155 5th Street, 7th Floor

San Francisco, California 94103

(Address of Registrant’s Principal Executive Offices)

Eventbrite, Inc. 2018 Stock Option and Incentive Plan

Eventbrite, Inc. 2018 Employee Stock Purchase Plan

Eventbrite, Inc. 2010 Stock Plan

(Full titles of the plans)

Julia D. Hartz

Chief Executive Officer

Eventbrite, Inc.

155 5th Street, 7th Floor

San Francisco, California 94103

(Name and address of agent for service)

(415) 692-7779

(Telephone number, including area code, of agent for service)

Copies to:
Anthony J. McCusker An-Yen E. Hu Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100	Samantha E. Harnett Julia D. Taylor Eventbrite, Inc. 155 5th Street, 7th Floor San Francisco, California 94103 (415) 692-7779

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (reg. no. 333-227433) is being filed solely for the purpose of refiling Exhibits 5.1 and 23.2 thereto, in order to correct a typographical error. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Form of Class A common stock certificate of the Registrant.	S-1/A	333-226978	4.1	9/7/18

4.2	Eventbrite, Inc. 2010 Stock Plan, as amended, and forms of agreements thereunder.	S-1/A	333-226978	10.8	8/28/18

4.3	Eventbrite, Inc. 2018 Stock Option and Incentive Plan and forms of agreements thereunder.	S-1/A	333-226978	10.9	9/7/18

4.4	Eventbrite, Inc. 2018 Employee Stock Purchase Plan.	S-1	333-226978	10.10	8/23/18

5.1	Opinion of Goodwin Procter LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	S-8	333-227433	23.1	9/20/18

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney	S-8	333-227433	24.1	9/20/18

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 28, 2018.

EVENTBRITE, INC.

By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julia Hartz Julia Hartz	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2018

/s/ Randy Befumo Randy Befumo	Chief Financial Officer (Principal Financial and Accounting Officer)	September 28, 2018

* Katherine August-deWilde	Director	September 28, 2018

* Roelof Botha	Lead Independent Director	September 28, 2018

* Andrew Dreskin	President of Music and Director	September 28, 2018

* Kevin Hartz	Chairman and Director	September 28, 2018

* Sean P. Moriarty	Director	September 28, 2018

* Lorrie M. Norrington	Director	September 28, 2018

* Helen Riley	Director	September 28, 2018

* Steffan C. Tomlinson	Director	September 28, 2018

*By: /s/ Julia Hartz
Julia Hartz
Attorney-in-Fact